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                     THE OFFITBANK INVESTMENT FUND, INC.
                                  EXHIBIT 16
                                 TOTAL RETURN

                  CALIFORNIA MUNICIPAL FUND - SELECT SHARES


AGGREGATE TOTAL RETURN
WITH SALES CHARGE OF:        0.00%
-----------------------------------

T = (ERV/P)^1/N - 1

WHERE:   T =    TOTAL RETURN

         ERV =  ENDING REDEEMABLE VALUE AT THE END
                OF THE PERIOD OF A HYPOTHETICAL
                $1,000 INVESTMENT MADE AT THE
                BEGINNING OF THE PERIOD.

         P =    A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

         N =    NUMBER OF DAYS

EXAMPLE:

SINCE INCEPTION: ( 04/02/97  TO  06/30/97 ):
                 (  1,006.8 / 1000^(1/( 89/365))-1) =       2.83%

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THE OFFITBANK INVESTMENT FUND, INC.
TAX EQUIVALENT SEC YIELDS

THIRTY DAY PERIOD ENDING JUNE 30, 1997




CALIFORNIA MUNICIPAL FUND - SELECT SHARES

                                                    TAX EQUIV.
                                                      YIELD
    SEC Yield (w/o load)                              7.43%


         All calculations performed using the following equation:

                             TAX EQUIV.     =     SEC YIELD
                               YIELD             -----------
                                                 ( 1 - .396)